Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Post-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-197797) of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation, and

(2)         Registration Statement (Form S-8 No. 333-190195) pertaining to the Phillips 66 Partners LP 2013 Incentive Compensation Plan;

of our report dated May 4, 2016, with respect to the combined financial statements of Sweeny Fractionator/Standish included in this Current Report on Form 8-K of Phillips 66 Partners LP.

/s/ Ernst & Young LLP

Houston, Texas

May 4, 2016